DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces Second Quarter Fiscal 2023 Financial Results

San Francisco – September 8, 2022 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 e-signature solution as part of the DocuSign agreement platform, today announced results for its fiscal quarter ended July 31, 2022.

“We delivered solid Q2 results, with a strong finish to the first half of the year. These results reflect the focus and dedication of our team on execution during this transition period, with a stronger foundation in place to deliver in the second half of the year. We enter this next phase with a clear set of vital few deliverables for our people initiatives and product roadmap, while driving sustainable and profitable growth at scale,” said Maggie Wilderotter, DocuSign's Interim CEO and Board Chair. “We have a $50 billion market opportunity, an industry leading digital agreement platform, strong market position, and an experienced leadership team. I have total confidence our team will successfully deliver for all stakeholders.”

Second Quarter Financial Highlights

▪Total revenue was $622.2 million, an increase of 22% year-over-year. Subscription revenue was $605.2 million, an increase of 23% year-over-year. Professional services and other revenue was $17.0 million, a decrease of 11% year-over-year.
▪Billings were $647.7 million, an increase of 9% year-over-year.
▪GAAP gross margin was 78% for both periods. Non-GAAP gross margin was 82% for both periods.
▪GAAP net loss per basic and diluted share was $0.22 on 201 million shares outstanding compared to $0.13 on 196 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.44 on 206 million shares outstanding compared to $0.47 on 208 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $120.9 million compared to $177.7 million in the same period last year.
▪Free cash flow was $105.5 million compared to $161.7 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1,129.6 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

DocuSign Agreement Cloud 2022 Product Release 2. DocuSign announced new product capabilities, including:
•DocuSign eSignature. Introduced Shared Access, which allows a user to be granted permission to send or manage envelopes on another user’s behalf, and announced enhancements to Bulk Send and Agreement Actions.
•DocuSign eSignature App for Stripe. A new integration that allows account, finance and support teams to view eSignature agreements and Stripe payments side-by-side and launch new agreements right from their Stripe dashboards. Stripe users no longer need to go between the two platforms to complete transactions, support customers, or review transactions.
•DocuSign CLM. Introduced a new CLM Integration within Slack that enables customers to collaborate and move their agreements forward in a more streamlined way. CLM for Slack allows users to navigate the full agreement processes from redlining, to reviews and approvals, using our leading CLM solution without ever leaving the Slack platform. Other CLM enhancements include CLM AI-assisted data capture and a new integration with DocuSign CLM Connector for Coupa.
•DocuSign Notary. Introduced support for notaries seated in two additional U.S. states, New Jersey and Oregon, bringing the total number of states supported by DocuSign Notary to 25.

DOCUSIGN, INC.
Outlook

The company currently expects the following guidance:

▪Quarter ending October 31, 2022 (in millions, except percentages):

Total revenue	$624	to	$628
Subscription revenue	$609	to	$613
Billings	$584	to	$594
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	16%	to	18%
Non-GAAP diluted weighted-average shares outstanding	205	to	210

▪Year ending January 31, 2023 (in millions, except percentages):

Total revenue	$2,470	to	$2,482
Subscription revenue	$2,405	to	$2,417
Billings	$2,550	to	$2,570
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	16%	to	18%
Non-GAAP diluted weighted-average shares outstanding	205	to	210

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on September 8, 2022 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) September 22, 2022 using the passcode 13732324.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over 1.2 million customers and more than a billion users in over 180 countries use the DocuSign Agreement Cloud to accelerate the process of doing business and simplify people's lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2022. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
DocuSign Investor Relations
investors@docusign.com

Media Relations:
DocuSign Corporate Communications
media@docusign.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management's beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding our growth. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among other things, risks related to our expectations regarding the impact of the coronavirus pandemic (the “COVID-19 pandemic”), including the easing of related regulations and measures as the pandemic and its related effects begin to abate or have abated, on our business, results of operations, financial condition, and future profitability and growth; our expectations regarding the impact of the evolving COVID-19 pandemic on the businesses of our customers, partners and suppliers, and the economy, as well as the macro- and micro-effects of the pandemic and differing levels of demand for our products as our customers’ priorities, resources, financial conditions and economic outlook change; global macro-economic conditions, including the effects of inflation, rising interest rates and market volatility on the global economy; our ability to estimate the size of our total addressable market, and the development of the market for our products, which is new and evolving; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around

DOCUSIGN, INC.
the world; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to identify targets for and execute potential acquisitions; our ability to successfully integrate the operations of businesses we may acquire, and to realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; our ability to estimate the size and potential growth of our target market; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts or related government sanctions; our ability to successfully implement and maintain new and existing information technology systems, including our ERP system; and our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2022 filed on March 25, 2022, our quarterly report on Form 10-Q for the quarter ended July 31, 2022, which we expect to file on September 8, 2022 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, acquisition-related expenses, fair value adjustments to strategic investments, executive transition costs, lease-related impairment and lease-related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, we determined the projected non-GAAP tax rate to be 20% tax rate.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in

DOCUSIGN, INC.
excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue:
Subscription	$605,194	$492,758	$1,174,445	$944,693
Professional services and other	16,990	19,086	36,431	36,230
Total revenue	622,184	511,844	1,210,876	980,923
Cost of revenue:
Subscription	107,931	84,455	213,090	162,526
Professional services and other	28,773	29,325	56,030	56,497
Total cost of revenue	136,704	113,780	269,120	219,023
Gross profit	485,480	398,064	941,756	761,900
Operating expenses:
Sales and marketing	323,582	262,372	624,279	501,491
Research and development	126,532	94,651	238,759	180,067
General and administrative	76,456	63,652	139,034	113,690
Total operating expenses	526,570	420,675	1,002,072	795,248
Loss from operations	(41,090)	(22,611)	(60,316)	(33,348)
Interest expense	(1,632)	(1,669)	(3,281)	(3,341)
Interest income and other income (expense), net	1,003	(1,063)	(3,647)	4,974
Loss before provision for income taxes	(41,719)	(25,343)	(67,244)	(31,715)
Provision for income taxes	3,359	158	5,207	2,140
Net loss	$(45,078)	$(25,501)	$(72,451)	$(33,855)
Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.13)	$(0.36)	$(0.17)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	200,618	195,996	200,150	195,183

Stock-based compensation expense included in costs and expenses
Cost of revenue—subscription	$12,994	$7,539	$23,607	$13,557
Cost of revenue—professional services and other	6,478	6,446	11,560	11,980
Sales and marketing	61,218	46,921	108,649	85,057
Research and development	40,978	26,275	73,183	46,737
General and administrative	19,539	12,778	34,931	23,764

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	July 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$637,186	$509,059
Investments—current	357,539	293,763
Accounts receivable, net	339,528	440,950
Contract assets—current	9,387	12,588
Prepaid expenses and other current assets	79,142	63,236
Total current assets	1,422,782	1,319,596
Investments—noncurrent	133,238	94,938
Property and equipment, net	186,229	184,664
Operating lease right-of-use assets	100,481	126,021
Goodwill	353,326	355,058
Intangible assets, net	81,246	98,816
Deferred contract acquisition costs—noncurrent	322,695	311,835
Other assets—noncurrent	67,349	50,337
Total assets	$2,667,346	$2,541,265
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$44,449	$52,804
Accrued expenses and other current liabilities	90,756	91,377
Accrued compensation	149,761	160,163
Contract liabilities—current	1,073,800	1,029,891
Operating lease liabilities—current	43,479	37,404
Total current liabilities	1,402,245	1,371,639
Convertible senior notes, net—noncurrent	720,677	718,487
Contract liabilities—noncurrent	14,630	16,725
Operating lease liabilities—noncurrent	90,479	126,340
Deferred tax liability—noncurrent	10,323	9,316
Other liabilities—noncurrent	21,861	23,255
Total liabilities	2,260,215	2,265,762
Stockholders’ equity
Common stock	20	20
Treasury stock	(1,648)	(1,532)
Additional paid-in capital	1,968,852	1,720,013
Accumulated other comprehensive loss	(24,446)	(4,809)
Accumulated deficit	(1,535,647)	(1,438,189)
Total stockholders’ equity	407,131	275,503
Total liabilities and stockholders' equity	$2,667,346	$2,541,265

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(45,078)	$(25,501)	$(72,451)	$(33,855)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	21,143	20,960	42,444	40,997
Amortization of deferred contract acquisition and fulfillment costs	45,585	32,543	89,575	63,476
Amortization of debt discount and transaction costs	1,198	1,274	2,482	2,593
Non-cash operating lease costs	7,024	6,706	13,466	13,649
Stock-based compensation expense	141,207	99,458	251,930	181,095
Deferred income taxes	2,996	(1,514)	3,068	(1,250)
Other	3,192	8,798	8,099	2,439
Changes in operating assets and liabilities:
Accounts receivable	(38,656)	(34,365)	101,422	38,840
Prepaid expenses and other current assets	323	5,303	(16,028)	(10,367)
Deferred contract acquisition and fulfillment costs	(57,803)	(49,264)	(108,315)	(95,418)
Other assets	204	(2,296)	(7,255)	(3,856)
Accounts payable	18,510	12,150	(4,687)	(9,443)
Accrued expenses and other liabilities	(2,181)	5,942	2,967	17,022
Accrued compensation	9,201	21,001	(14,019)	(13,047)
Contract liabilities	23,102	84,976	41,814	136,624
Operating lease liabilities	(9,088)	(8,502)	(17,347)	(16,233)
Net cash provided by operating activities	120,879	177,669	317,165	313,266
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	(6,388)	—	(6,388)
Purchases of marketable securities	(166,558)	(88,703)	(296,293)	(185,628)
Sales of marketable securities	—	1,000	—	3,002
Maturities of marketable securities	99,124	75,658	190,179	113,171
Purchases of strategic and other investments	(500)	—	(2,625)	(500)
Purchases of property and equipment	(15,404)	(15,938)	(37,113)	(28,534)
Net cash used in investing activities	(83,338)	(34,371)	(145,852)	(104,877)
Cash flows from financing activities:
Repayments of convertible senior notes	(16)	(25,030)	(16)	(61,714)
Repurchases of common stock	(25,007)	—	(25,007)	—
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(19,118)	(122,522)	(43,857)	(228,575)
Proceeds from exercise of stock options	8,688	5,202	10,626	11,818
Proceeds from employee stock purchase plan	—	—	24,151	23,167
Net cash used in financing activities	(35,453)	(142,350)	(34,103)	(255,304)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(2,860)	(1,342)	(8,040)	(563)
Net increase (decrease) in cash, cash equivalents and restricted cash	(772)	(394)	129,170	(47,478)
Cash, cash equivalents and restricted cash at beginning of period (1)	639,621	519,252	509,679	566,336
Cash, cash equivalents and restricted cash at end of period (1)	$638,849	$518,858	$638,849	$518,858
(1) Cash, cash equivalents and restricted cash included restricted cash of $1.7 million and $0.6 million at July 31, 2022 and January 31, 2022.

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RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2022	2021	2022	2021
GAAP gross profit	$485,480	$398,064	$941,756	$761,900
Add: Stock-based compensation	19,472	13,985	35,167	25,537
Add: Amortization of acquisition-related intangibles	2,403	3,328	4,807	6,500
Add: Employer payroll tax on employee stock transactions	530	2,121	1,321	4,895
Add: Lease-related impairment and lease-related charges	265	$—	265	$—
Non-GAAP gross profit	$508,150	$417,498	$983,316	$798,832
GAAP gross margin	78%	78%	78%	78%
Non-GAAP adjustments	4%	4%	3%	3%
Non-GAAP gross margin	82%	82%	81%	81%

GAAP subscription gross profit	$497,263	$408,303	$961,355	$782,167
Add: Stock-based compensation	12,994	7,539	23,607	13,557
Add: Amortization of acquisition-related intangibles	2,403	3,328	4,807	6,500
Add: Employer payroll tax on employee stock transactions	332	971	840	2,413
Add: Lease-related impairment and lease-related charges	194	—	194	—
Non-GAAP subscription gross profit	$513,186	$420,141	$990,803	$804,637
GAAP subscription gross margin	82%	83%	82%	83%
Non-GAAP adjustments	3%	2%	2%	2%
Non-GAAP subscription gross margin	85%	85%	84%	85%

GAAP professional services and other gross loss	$(11,783)	$(10,239)	$(19,599)	$(20,267)
Add: Stock-based compensation	6,478	6,446	11,560	11,980
Add: Employer payroll tax on employee stock transactions	198	1,150	481	2,482
Add: Lease-related impairment and lease-related charges	71	—	71	—
Non-GAAP professional services and other gross loss	$(5,036)	$(2,643)	$(7,487)	$(5,805)
GAAP professional services and other gross margin	(69)%	(54)%	(54)%	(56)%
Non-GAAP adjustments	39%	40%	33%	40%
Non-GAAP professional services and other gross margin	(30)%	(14)%	(21)%	(16)%

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Reconciliation of operating expenses:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2022	2021	2022	2021
GAAP sales and marketing	$323,582	$262,372	$624,279	$501,491
Less: Stock-based compensation	(61,218)	(46,921)	(108,649)	(85,057)
Less: Amortization of acquisition-related intangibles	(2,630)	(3,333)	(5,834)	(6,691)
Less: Employer payroll tax on employee stock transactions	(1,683)	(5,706)	(3,973)	(12,484)
Less: Lease-related impairment and lease-related charges	(886)	—	(886)	—
Non-GAAP sales and marketing	$257,165	$206,412	$504,937	$397,259
GAAP sales and marketing as a percentage of revenue	52%	51%	52%	51%
Non-GAAP sales and marketing as a percentage of revenue	41%	40%	42%	40%

GAAP research and development	$126,532	$94,651	$238,759	$180,067
Less: Stock-based compensation	(40,978)	(26,275)	(73,183)	(46,737)
Less: Employer payroll tax on employee stock transactions	(868)	(2,752)	(2,401)	(6,928)
Less: Lease-related impairment and lease-related charges	(385)	$—	(385)	$—
Non-GAAP research and development	$84,301	$65,624	$162,790	$126,402
GAAP research and development as a percentage of revenue	20%	18%	20%	18%
Non-GAAP research and development as a percentage of revenue	14%	13%	13%	13%

GAAP general and administrative	$76,456	$63,652	$139,034	$113,690
Less: Stock-based compensation	(19,539)	(12,778)	(34,931)	(23,764)
Less: Acquisition-related expenses	—	(221)	—	(387)
Less: Employer payroll tax on employee stock transactions	(304)	(1,006)	(789)	(3,561)
Less: Executive transition costs	(1,804)	—	(1,804)	—
Less: Lease-related impairment and lease-related charges	(292)	(3,892)	(292)	(3,892)
Non-GAAP general and administrative	$54,517	$45,755	$101,218	$82,086
GAAP general and administrative as a percentage of revenue	13%	13%	11%	12%
Non-GAAP general and administrative as a percentage of revenue	9%	9%	8%	8%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2022	2021	2022	2021
GAAP loss from operations	$(41,090)	$(22,611)	$(60,316)	$(33,348)
Add: Stock-based compensation	141,207	99,959	251,930	181,095
Add: Amortization of acquisition-related intangibles	5,033	6,661	10,641	13,191
Add: Employer payroll tax on employee stock transactions	3,385	11,585	8,484	27,868
Add: Acquisition-related expenses	—	221	—	387
Add: Executive transition costs	1,804	—	1,804	—
Add: Lease-related impairment and lease-related charges	1,828	3,892	1,828	3,892
Non-GAAP income from operations	$112,167	$99,707	$214,371	$193,085
GAAP operating margin	(7)%	(4)%	(5)%	(3)%
Non-GAAP adjustments	25%	23%	23%	23%
Non-GAAP operating margin	18%	19%	18%	20%

DOCUSIGN, INC.
Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2022	2021	2022	2021
GAAP net loss	$(45,078)	$(25,501)	$(72,451)	$(33,855)
Add: Stock-based compensation	141,207	99,959	251,930	181,095
Add: Amortization of acquisition-related intangibles	5,033	6,661	10,641	13,191
Add: Employer payroll tax on employee stock transactions	3,385	11,585	8,484	27,868
Add: Amortization of debt discount and issuance costs	1,198	1,274	2,482	2,593
Less: Fair value adjustments to strategic investments	(89)	(151)	(429)	(5,270)
Add: Acquisition-related expenses	—	221	—	387
Add: Executive transition costs	1,804	—	1,804	—
Add: Lease-related impairment and lease-related charges	1,828	3,892	1,828	3,892
Add: Income tax effect of non-GAAP adjustments (1)	$(19,171)	$—	(36,692)	—
Non-GAAP net income	$90,117	$97,940	$167,597	$189,901

Numerator:
Non-GAAP net income	$90,117	$97,940	$167,597	$189,901
Add: Interest expense on convertible senior notes	46	61	29	97
Non-GAAP net income attributable to common stockholders, diluted	$90,163	$98,001	$167,626	$189,998

Denominator:
Weighted-average common shares outstanding, basic	200,618	195,996	200,150	195,183
Effect of dilutive securities	5,024	12,154	5,666	12,811
Non-GAAP weighted-average common shares outstanding, diluted	205,642	208,150	205,816	207,994

GAAP net loss per share, basic and diluted	$(0.22)	$(0.13)	$(0.36)	$(0.17)
Non-GAAP net income per share, basic	0.45	0.50	0.84	0.97
Non-GAAP net income per share, diluted	0.44	0.47	0.81	0.91
(1) Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%. Estimating a non-GAAP tax rate of 20%, the income tax effect of non-GAAP adjustments was $19.5 million for the three months ended July 31, 2021, and $36.3 million for the six months ended July 31, 2021.

Computation of free cash flow:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$120,879	$177,669	$317,165	$313,266
Less: Purchases of property and equipment	(15,404)	(15,938)	(37,113)	(28,534)
Non-GAAP free cash flow	$105,475	$161,731	$280,052	$284,732
Net cash used in investing activities	$(83,338)	$(34,371)	$(145,852)	$(104,877)
Net cash used in financing activities	$(35,453)	$(142,350)	$(34,103)	$(255,304)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2022	2021	2022	2021
Revenue	$622,184	$511,844	$1,210,876	$980,923
Add: Contract liabilities and refund liability, end of period	1,094,939	939,826	1,094,939	939,826
Less: Contract liabilities and refund liability, beginning of period	(1,074,460)	(857,969)	(1,049,106)	(800,940)
Add: Contract assets and unbilled accounts receivable, beginning of period	18,756	19,737	18,273	21,021
Less: Contract assets and unbilled accounts receivable, end of period	(13,695)	(18,067)	(13,695)	(18,067)
Non-GAAP billings	$647,724	$595,371	$1,261,287	$1,122,763